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                                                                 EXHIBIT 10.17

                         [GENERAL AUTOMATION LETTERHEAD]



December 19, 1997



Via Telecopy and Mail
---------------------

Mr. Matt O'Malley
Director
Worldwide Product Marketing
MDIS Limited
Boundary Way, Hemel Hempstead
Hertfordshire
HP2 7HU
UNITED KINGDOM

         RE:     SETTLEMENT AGREEMENT
                 GENERAL AUTOMATION, INC./MDIS LIMITED
                 REALITY X LICENSE AGREEMENT

Dear Matt:

         This letter constitutes the Settlement Agreement between MDIS Limited ("MDIS") and General Automation, Inc. ("GAI"), regarding all matter relating to the licensing of the Reality X Software by GAI pursuant to a certain license agreement dated April 26, 1996 ("the License Agreement").

         MDIS and GAI have held discussions and exchanged letters regarding the terms and conditions of this settlement and this letter contains the final and complete agreement between GAI and MDIS on the subject of Reality X and the License Agreement. This Agreement contains provisions suggested by both MDIS and GAI.

         GAI and MDIS agree as follows:

         1. Upon execution of this Settlement Agreement, the License Agreement shall be canceled and considered by the parties as void and of no effect. GAI and MDIS shall have no rights or duties still existent from that License Agreement or from any amendments or modifications or arising from that License Agreement or the subject matter thereof.


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         2. GAI shall, within twenty (20) business days from the execution of this Settlement Agreement:

         (a) Certify to MDIS that GAI has deleted and removed from its computer libraries all source code and software supplied by MDIS relating to Reality X; and

         (b) GAI shall return all documentation and related materials and any and all copies thereof associated with Reality X.

         3. GAI certifies that GAI, and any subsidiary or associated company, will not reverse engineer or recompile any of the unique features or unique functions of Reality X based upon the access GAI has had to the Reality X software and technology.

         4. GAI and MDIS shall not disclose the terms, conditions or fact of this Settlement Agreement, in whole or in part. The parties shall not take any affirmative act to publicize this settlement or any portion thereof. Neither party shall make any announcement, outside their companies, regarding the termination of the relationship between GAI and MDIS on Reality X, or regarding the circumstances leading up to the termination without the written consent of the other party. Excepted from this provision on non-disclosure are orders of courts and requirements of law that necessitate disclosure. In the event a press release is required, GAI and MDIS shall consult and agree upon the language of such a release.

         5. GAI and MDIS shall remove any reference to the relationship between the parties regarding Reality X from literature or web sites or other public publications. This shall be done within twenty (20) business days of the execution of this Agreement. If GAI or MDIS refer to their relationship in a publication that would be costly to amend, then in that case only, the change will be made at the next publication date of that document.

         6. MDIS shall, within twenty (20) business days from the execution of this Settlement Agreement:

         (a) Return any and all documents, software, equipment or written materials MDIS received from GAI;

         (b) MDIS shall remove from its software libraries and other depositories, including all its computers, any and all software, source code, object code or other materials relating to Power95 and shall certify to GAI in writing that MDIS has nothing left relating to Power95; and



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         (c) MDIS agrees that MDIS, its subsidiaries or associated companies or others at their behest, has not and will not, in any way whatsoever, reverse engineer or recompile any of the features or functions of Power95, or any other GAI software made available to MDIS since execution of the License Agreement.

         7. GAI shall, in full and complete settlement of the differences between the parties and in consideration of the promises and undertakings of MDIS set forth in this Settlement Agreement, pay to MDIS the total sum of Four Hundred Thousand Dollars ($400,000.00.) as follows:

         [1] Thirty-Five Thousand Dollars ($35,000.00) on December 31, 1997;

         [2] Thirty-Five Thousand Dollars ($35,000.00) on the last day of January, 1998 and in each of the next Nine (9) succeeding months through October 31, 1998;

         [3] Fifteen Thousand Dollars ($15,000.00) on November 30, 1998.


         8. GAI will make each payment by forwarding a check for the stated amount, by airborne mail service, to the attention of Matt O'Malley at the address stated herein. GAI will not pay any interest on any payment unless that payment is made more than ten (10) business days after the due date of the payment. Any interest charged shall be at the prime rate, but only on that payment and only during the period it remains unpaid.

         9. MDIS and GAI hereby release each other and give up any and all claims and rights they may have against each other regarding Reality X, the License Agreement, or the acts or actions that resulted from the License Agreement. The parties intend this release to be the broadest form of release permissible by law, it being the intention of both parties that from this day forward, that they each shall not be able to make any claims, file any causes of action or seek any consideration for or relating to the events surrounding their relationship regarding Reality X and the License Agreement. This release binds and releases, the officers, directors and employees and agents, subsidiaries and associated entities of MDIS and of GAI. This release does not include the terms and conditions of this Settlement Agreement.

         10. This Settlement Agreement includes all the terms and conditions of settlement between GAI and MDIS on Reality X, Power95 and the License Agreement. Any prior writings, oral discussions between and amongst the parties or their representatives are of no force or effect.

         11. This Settlement Agreement shall be governed by the laws of the State of California. Any disputes or litigation relating to this Settlement Agreement shall occur only in


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Orange County, California. Both parties agree that they will submit themselves to the jurisdiction of the courts in Orange County for purposes of this Agreement.

         12. No waiver of any breach of this Settlement Agreement shall be claimed by a party or deemed to constitute consent to any continuation of such breach, act or omission.

         13. If any provision of this Settlement Agreement is invalidated or limited in any jurisdiction, for any reason whatsoever, the Settlement Agreement shall remain binding among the parties and in full force and effect except that, in such jurisdiction, the invalid or limited provision shall be deemed separable or limited to the extent of such contravention and shall not affect any other provision of the Agreement.

         14. Notices regarding this Agreement shall be delivered by telefax, airborne delivery or mail, postage prepaid, and shall be deemed completed when actually received and shall be addressed as follows:

         GENERAL AUTOMATION, INC.

         General Automation, Inc.
         17731 Mitchel North
         Irvine, CA 92614
         USA

         Attention:    Jane Christie, President & CEO
         Attention:    John Donnelly, CFO


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         MDIS LIMITED
         ------------

         MDIS Limited
         Boundary Way, Hemel Hempstead
         Hertfordshire
         HP2  7HU
         UNITED KINGDOM

         Attention:  Matt O'Malley

         15. GAI and MDIS warrant and represent that by executing this Settlement Agreement that they each have the full authority to bind their companies and related entities.

         GAI and MDIS hereby agree to the terms and conditions of this Agreement and execute this Agreement, binding their respective companies.

                                           MDIS LIMITED


                                           By: /s/ MATT O'MALLEY
                                               --------------------------------
                                               Matt O'Malley, Director
                                               Worldwide Marketing

                                           Dated:
                                                 ------------------------------

                  ATTEST:

                  [SIG]
                  -----------------------

                                           GENERAL AUTOMATION, INC.


                                           By: /s/ JANE M. CHRISTIE
                                               --------------------------------
                                               Jane M. Christie, President & CEO

                                           Dated:  12/19//97
                                                   ----------------------------
                  ATTEST:

                  [SIG]
                  -----------------------






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                         [GENERAL AUTOMATION LETTERHEAD]


                                PROMISSORY NOTE
                                ---------------

US$400,000.00                                               December 19, 1997
                                                            Irvine, California

         FOR VALUE RECEIVED, General Automation, Inc. (the "Maker"), promises to pay to MDIS Limited, at the offices of MDIS Limited, the principal sum of FOUR HUNDRED THOUSAND U.S. DOLLARS ($400,000.00).

1. Payment of the $400,000.00 shall be made in accordance with the terms and conditions set forth in the Settlement Agreement between MDIS Limited and General Automation, Inc. dated the same date as this promissory note.

2. This promissory note may not be assigned, pledged, hypothecated or transferred without the prior written consent of General Automation, Inc. which consent may be withheld in General Automation's sole discretion.

3. All rights and obligations hereunder shall be governed by the laws of the State of California and this Note is executed as an instrument under seal.

ATTEST:                                           GENERAL AUTOMATION, INC.

By: /s/ ISABEL ZAVALA                             By: /s/ JOHN R. DONNELLY
    -------------------------                         -------------------------
    Isabel Zavala                                     John R. Donnelly
                                                      Vice President Finance
                                                      CFO